EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

	JURISDICTION OF
	INCORPORATION/	% OF
NAME	ORGANIZATION	OWNERSHIP

DJO, LLC	Delaware	100%
DJ Orthopedics Capital Corporation	Delaware	100%
dj Orthopedics Development Corporation	Delaware	100%
dj Orthopedics de Mexico S.A. de C.V.	Mexico	100%
DJO Canada Inc.	Canada	100%
DJO UK Ltd.	United Kingdom	100%
DJO Deutschland GmbH	Germany	100%
dj Orthopedics France S.A.S.	France	100%
DJO Nordic A/S	Denmark	100%
Newmed S.A.S.	France	100%
DJO France S.A.S.	France	100%
DJO Iberica Productos Ortopedicos S.L.	Spain	100%
Fabrique Tunisienne Orthopedique SARL	Tunisia	100%
Aircast Incorporated	Delaware	100%
Aircast Holding Company LLC	Delaware	100%
Aircast LLC	Delaware	100%
Aircast Scandinavia, AB	Sweden	100%
Aircast France SARL	France	100%
Aircast Europe GmbH	Germany	100%
Aircast UK Limited	United Kingdom	100%
Aircast Handels GmbH	Austria	100%
Aircast Belgium SPRL	Belgium	100%
Aircast Productos Medicos SL	Spain	100%
Aircast Italia S.r.l.	Italy	100%
Aircast Asia-Pacific Ltd.	Hong Kong	100%